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                                                                   EXHIBIT 10.11


                          PRIVATE PLACEMENT AGREEMENT


BETWEEN:


               LINES OVERSEAS MANAGEMENT LIMITED
               73 Front Street
               P.O. Box HM 2908
               Hamilton, Bermuda
               ("Lines")

                                         OF THE ONE PART
               -and-

               thinWEB TECHNOLOGIES CORPORATION
               Suite 101, Phase 3
               6 Antares Drive
               Ottawa, Ontario
               K2E 8A9
               ("ThinWEB")
                                         OF THE OTHER PART


WHEREAS Lines is a registered broker-dealer with offices in Bermuda, Cayman Islands and Guernsey.

AND WHEREAS ThinWEB and Lines have discussed an arrangement for Lines to make an off-shore placement of securities of ThinWEB with certain institutions and high net worth individuals ("the Private Placement");

AND WHEREAS Lines has agreed to raise for ThinWEB, on a best efforts basis, a net amount of a minimum of $5 million USD.

IN CONSIDERATION of the mutual covenants hereinafter set out each party agrees with the other as follows:

1. The Private Placement shall consist of equity in the form of a minimum of 1,000,000 units of ThinWEB securities. Each unit shall cost $5 USD and consist of one share of common stock and one warrant to purchase an additional share for a two-year period at $7 USD (the "unit"). ThinWEB agrees to use its best efforts to file a Registration Statement with the SEC within 60 days of private placement completion to register the private placement shares as free trading.

2. ThinWEB shall pay to Lines a commission equal to 5% of the total proceeds of the private placement. At the option of Lines the commission may be taken in units instead of cash.

3. Sale of the Private Placement units shall not commence until ThinWEB's SB-2 filing with the SEC has been declared effective and the sale of units may only be made in those jurisdictions where Lines is a registered broker-dealer. Sale of the units shall be subject to compliance with the US Securities Act of 1933, as amended, and Regulation S thereunder and any applicable securities laws in the jurisdictions where the units are sold.

4. Lines has agreed, in order to assist the financing of thinWeb's operations until such time as the private placement is made, to advance by way of loan, through its affiliate Gateway Research Management Group Ltd., up to $2 million USD to thinWEB as required at the option of thinWEB. This amount may be repaid to Lines out of the proceeds of the private placement. At the option of Lines the $2 million (or such
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lesser amount as shall have been advanced by Lines) can be applied towards the private placement to take-down units. Lines shall also be entitled to a first charge security on all of thinWEB's assets and to be paid interest on the credit facility at 12% per annum.

5. Sale of the Private Placement units shall be open for a period of 2 weeks following the effectiveness of ThinWEB's SB-2 or such other time period as the parties otherwise agree. All documentation in connection with the Private Placement and the units shall be subject to the approval of thinWEB.

6. This Agreement shall replace and supersede the Selling Agent Agreement between the parties dated November 16, 1999. This Agreement shall replace and supersede the Loan Agreement dated November 16, 1999 between thinWEB and Gateway Research Management Group Ltd.

7. This Agreement shall be governed by the laws of the State of New York. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except pursuant to a writing signed by all parties. This Agreement is intended only for the benefit of the parties hereto and shall not create any third party beneficiary rights.

IN WITNESS WHEREOF the parties have executed this Agreement this   day of
January, 2000.


                                   LINES OVERSEAS MANAGEMENT LIMITED

                                   per:_________________________________



                                   thinWEB TECHNOLOGIES CORPORATION

                                   per:_________________________________